As filed with the Securities and Exchange Commission on Sept. 17, 2001  File No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ORGANIC SOILS.COM, INC.
             (Exact name of registrant as specified in its charter)

               Nevada                                  88-0448626
   (State or Other Jurisdiction of                    (IRS Employer
   Incorporation or Organization)                 Identification No.)

                         300 East 54th Avenue, Suite 200
                             Anchorage, Alaska 99518
                             Telephone: 907-770-3709
        (Address and telephone number of registrant's principal offices)

                             Ray L. Smith, President
                             Organic Soils.com, Inc.
                         300 East 54th Avenue, Suite 200
                             Anchorage, Alaska 99518
                            Telephone: 907- 770-3709
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Peter R. Chernik, Esq.
                               28 Fifteenth Avenue
                             San Francisco, CA 94118
                            Telephone: (415) 387-7500
                            Facsimile: (415) 387-7200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               CALCULATION OF REGISTRATION FEE

Title of each class  Amount to be   Proposed offering   Proposed maximum      Amount of
of securities to     registered     price per share     aggregate offering    registration
be registered                                           price                 fee



Common Stock         160,000 shares  $1.50 per share    $240,000              $60

     The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

     Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS
     Subject to completion ____________, 2001

                          No Minimum / $240,000 Maximum

                             ORGANIC SOILS.COM, INC.
                                  COMMON STOCK

         This is Organic.Soils.Com, Inc.'s (Organic Soils) initial public offering. We are offering a maximum of 160,000 shares of its common stock. There is no minimum. The public offering price is $1.50 per share. No public market currently exists for our shares.

         See "Risk Factors" beginning on page 2 for certain information you should consider before you purchase the shares.

(boldface)
         Neither the securities and exchange commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
(end boldface)

         This is a best efforts offering, with no minimum amount, to be made by the officers and directors of Organic Soils. No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors. No arrangements have been made to place funds in escrow, trust or any similar account. Funds will be immediately available to Organic Soils. The offering will be held open for 120 days following the effective date of the prospectus.

                                   -----------

                              PRICE $1.50 PER SHARE
                                  ------------


                    Price to Public      Commissions       Proceeds to Company

     Per Share      $1.50                $-0-               $1.50

     Minimum           -0-               $-0-                 -0-
     Maximum        $240,000             $-0-               $240,000





               The date of this Prospectus is _____________, 2001.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                  Available Information.................................... 1
                  Prospectus Summary....................................... 2
                  Summary of Financial Information......................... 2
                  Risk Factors............................................. 3
                  Forward-Looking Statements............................... 5
                  Use of Proceeds...........................................5
                  Determination of Offering Price.......................... 6
                  Dilution................................................. 6
                  Legal Proceedings.........................................7
                  Directors, Executive Officers, Promoters and
                   Control Persons..........................................7
                  Security Ownership of Certain Beneficial
                   Owners and Management....................................8
                  Description  of  Securities...............................8
                  Interest  of  Named  Experts and Counsel..................8
                  Disclosure of Commission  Position on
                   Indemnification for Securities Act  Liabilities..........9
                  Description  of  Business.................................9
                  Management's Discussion and Analysis of
                   Results of Operations and Financial Condition............12
                  Description of Property...................................13
                  Certain Relationships and Related Transactions............13
                  Market for Common Stock and Related
                   Stockholder Matters......................................13
                  Executive Compensation....................................14
                  Executive Compensation Summary Compensation Table.........14
                  Plan of Distribution......................................14
                  Capitalization............................................14
                  Description of the Securities.............................15
                  Shares Available for Future Sale..........................15
                  Experts...................................................16
                  Financial Statements......................................F-1

                              AVAILABLE INFORMATION

         Organic Soils has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933 for the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. The Registration Statement, including the attached exhibits and schedules, as well as all future reports and other information filed by Organic Soils with the Securities and Exchange Commission ("SEC"), may be inspected without charge at the Public Reference Room of the SEC's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 13th Floor, Seven World Trade Center, New York, N.Y. 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of these materials can also be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the
Electronic Data Gathering Analysis and Retrieval System are also publicly available through the SEC's Web site.

         Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC. Such information will be available for inspection and copying at the SEC's public reference rooms and the Web site of the SEC referred to above.

                               PROSPECTUS SUMMARY

About our company

         We were formed as a Nevada corporation on January 19, 2000 and operate under the name of Organic.Soils.Com, Inc. (Organic Soils). Organic Soils was organized to engage in the business to package, promote and market Alaskan organic humus soil. Organic Soils' principal executive offices are located at 300 East 54th Avenue, Suite 200, Anchorage, Alaska and its telephone number is 907-770-3709.

         We have commenced only limited operations and are considered a development stage company. As of December 31, 2000 we have realized $211,035 net losses and have not yet established profitable operations. These factors raise substantial doubts about our ability to continue as a going concern. The proceeds from this offering are needed so we can continue operations and implement our growth and marketing plan.

The Offering

        This is a best efforts offering to be made by the officers and directors of Organic Soils. We are offering a maximum of 160,000 shares of our common stock. There is no minimum. No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors. No arrangements have been made to place funds in escrow, trust or any similar account. Funds will be immediately available to Organic Soils. The offering will be held open for 120 days following the effective date of the prospectus.

                        SUMMARY OF FINANCIAL INFORMATION

         A summary of our financial condition, as of December 31, 2000, is set forth below.

                          YEAR ENDED DECEMBER 31, 2000

         Revenues                                              23,612

         Expenses
           Costs of goods sold                                 22,465
           General and Administrative                         211,927
                                                              -------
         Total expenses                                       234,392

         Other income and expenses
           Interest income                                         45
           Interest expense                                       300
         Net Loss                                            (211,035)
         Net Loss Available to
           common shareholders                               (211,035)

         Net Loss per share of
           common shareholders                                 (0.51)

Balance Sheet Data

         Assets                                                18,576

         Liabilities                                           10,261

                                  RISK FACTORS

         This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, operating results or financial condition could be materially adversely affected. This could cause the market price of our common stock to decline, and could cause you to lose all or part of your investment.

         Although our management has past experience in the soil industry, we are a new business and investment in our company is risky. We have an extremely limited operating history so it will be difficult for you to evaluate an investment in our stock. We have limited experience and a short history of operations with respect to marketing and selling our soil. To date, we have had revenue of approximately $23,612 and net losses of $211,035 and do not expect to be profitable for at least six months following this offering and no assurances can be given that we will ever be profitable. As a young company, we are especially vulnerable to the problems, delays, expenses and difficulties encountered by any company in the development stage. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

         If we do not raise money through this offering, it is unlikely we can continue operations. We have limited assets and need the proceeds from this offering to continue our business, identify new markets and sell our products. This is a best efforts offering with no minimum. If less than 25% of the offering is sold we will have to seek other sources of financing or we will be severely limited in achieving our plan of operation. There is no assurance that additional sources of funding will be available or at a reasonable cost.

         Our independent auditor has expressed doubts about our ability to continue as a going concern. We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business. Although we have started our planned operation, we have generated only $23,612 in revenue as of December 31, 2000 had net losses of $211,035. These factors raise substantial doubt about our ability to continue as a going concern.

         We may have conflicts of interest with APC Export, Inc. Our management consists of the same management that controls APC Export, Inc., a supplier of our humus soil. In the context of negotiating commercial arrangements with APC Export, Inc., conflicts of interest may arise in this and other contexts. We cannot give any assurances that the conflicts of interest will be resolved in our favor.

         Our directors and management will collectively control over 82% of our outstanding common stock. After this offering, assuming the maximum amount of shares offered are sold, our directors and officers will collectively control approximately 82.76% of our outstanding common stock. As a result, these stockholders, if they act together, will be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might adversely affect the market price of our common stock.

         We are dependent on our relationship with APC Export, Inc. Organic Soils' revenue is highly dependent on its relationship with APC Export, Inc. Organic Soils entered into a certain distribution and marketing agreement with APC Export, Inc. from which Organic Soils has derived its only revenue to date. Any termination, adverse adjustment of purchase price or any other material terms under this agreement, APC Export, Inc.'s inability to deliver product to Organic Soils, change in APC Export, Inc.'s distribution methods or adverse change in Organic Soils' relationship with APC Export, Inc. could have a material adverse effect on Organic Soils' business, financial condition and results of operations.

         It is likely our stock will become subject to the penny stock rules which impose significant restrictions on the broker-dealers and may affect the resale of our stock. A penny stock is generally a stock that

         - is not listed on a national securities exchange or Nasdaq,

         - is listed in "pink sheets" or on the NASD OTC Bulletin Board,

         - has a price per share of less than $5.00 and

         - is issued by a company with net tangible assets less than $5 million.

         The  penny  stock   trading   rules   impose   additional   duties  and
responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

         - determination of the purchaser's investment suitability,

         - delivery of certain information and disclosures to the purchaser, and

         - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

         Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules,

         - such rules may materially limit or restrict the ability to resell our common stock, and

         - the liquidity typically associated with other publicly traded equity securities may not exist.

         Shares of stock that are eligible for sale by our stockholders may decrease the price of our stock. We have issued 2,300,000 shares of common stock at an average price of approximately $0.06 per share. These shares were issued in reliance on exemptions from registration and will be freely tradable at various times. As these shares are sold into the market, the price of the common stock will be depressed. Persons who have acquired share for $0.06 will be able to profitably sell their shares at much less than the $1.50 offering price of the shares under this offering. This tendency may drive the market price of the shares less than the $1.50 offering price.

         Management has no present intention to sell any shares that they own of Organic Soils. However, in the event management does decide to sell any shares, the volume of shares available will be limited under Rule 144. The volume limitations provide that a person (including all affiliates, such as directors, officers, or a person owning 10% or more of Organic Soils) cannot, within any three-month period, sell more than the greater of one pecent (1%) of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale.

                           FORWARD-LOOKING STATEMENTS

         You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in this "Risk Factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                                 USE OF PROCEEDS

          Organic Soils will rely on the proceeds from this offering to develop its products, advertise, built a web site, and pay legal and accounting fees. This is a best-efforts offering with no minimum. The principal purposes and priorities in which proceeds are to be used, are as follows:

                                      100%              50%             25%
                                      ----              ---             ---
Offering Expenses                   $ 20,000         $ 20,000         $20,000
Packaging                           $ 70,000         $ 30,000         $15,000
Marketing and Advertising           $100,000         $ 40,000         $15,000
Web Site Development                $ 30,000         $ 20,000         $ 5,000
Working Capital                     $ 20,000         $ 10,000         $ 5,000
                                    --------         --------         -------
Total                               $240,000         $120,000         $60,000

         Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $75,000 is received, $20,000 will be used to pay offering expenses, $30,000 will be used to develop packaging and the remaining $25,000 will be spent on advertising when the website becomes operational. If less than $20,000 is received, the entire amount will be applied toward offering expenses. If no proceeds are received from this offering, Organic Soils will plan on meeting its obligations from future revenue. If no proceeds are received, Organic Soils will not incur any additional legal and accounting expenses.

                         DETERMINATION OF OFFERING PRICE

         Because there has been no prior public trading market for our common stock, the initial public offering price of the common stock has been arbitrarily determined by management and is not necessarily related to our asset value, net worth or other criteria of value. The factors considered in determining the offering price include an evaluation by management of the history of and prospects for the industry in which we compete and our earnings prospects. Factors such as our financial results, announcements of developments related to our business, and the introduction of products and product enhancements by ourselves or our competitors may have a significant impact on the market price of our securities.

                                    DILUTION
         As of the date of this prospectus, Organic Soils had issued 2,300,000 shares of common stock and the net tangible book value per share of the common stock (Organic Soils' net tangible assets less its liabilities divided by the number of shares of common stock then outstanding) was approximately $0.004 per share of common stock. After giving effect to the receipt of the estimated net proceeds from the sale of all of the shares, and assuming that the offering price of the shares is $1.50 per share, the purchasers will have paid a total of $240,000 for 160,000 shares of common stock and the net tangible book value of Organic Soils' presently outstanding shares will increase to $0.10 per share. The investors will experience a corresponding dilution of $1.40 per share from the offering price. If a smaller number of shares is sold, the dilution to the investors will be greater than that indicated above as indicated in the table below.

         "Dilution" is normally defined as the difference between the offering price per share of common stock and the net tangible book value per share of common stock immediately after the offering. The following table illustrates the per share dilution to new investors:

   Offering Price per share .............................................$1.50
      Net tangible book value per share before offering .................$0.004
      Increase in net tangible book value per share attributable to investors purchasing in this offering .......................$0.096
   Pro forma net tangible book value per share after offering ...........$0.10
   Dilution per share ...................................................$(1.40)
                                                                         =======

         The following table summarizes the differences between Existing Shareholders, as of the date of this prospectus, and New Investors with respect to the number of common shares purchased from Organic Soils, the total consideration paid and the average price per share:


                                       Shares Purchased       Total     Consideration    Paid
                               --------------------------------------------------------------
                               Average Price
                                  Number          Percent      Amount     Percent    Per Share
Existing Shareholders           2,300,000          93.5%     $219,350       47%        $0.095
New Investors                     160,000           6.5%     $240,000       53%        $1.50
Total                           2,460,000         100%

         The numbers used for Existing Shareholders assumes that none of the Existing Shareholders purchases additional shares in this offering.

         The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and that you will contribute a high percentage of the total amount to fund Organic Soils, but will own only a small percentage of our shares. Investors will have contributed $240,000 if the maximum of this offering is raised, compared to $219,350 contributed by Existing Shareholders, but the Existing Shareholders will retain approximately 93.5% stock ownership of Organic Soils, while the New Investors will own 6.5% of the stock ownership of Organic Soils.

         In the event Organic Soils is able to sell only one-half or 50% of the shares offered hereby, the New Investors will have contributed $120,000, compared to $219,350 contributed by Existing Shareholders, but the Existing Shareholders will retain approximately 96.6% of the stock ownership of Organic Soils, while the New Investors will own 3.4% of the stock ownership. The New Invesotrs will experience a corresponding dilution of $1.45 per share from the offering price of $1.50.

                                LEGAL PROCEEDINGS

         Organic Soils is not a party to any pending legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Ray L. Smith, President, Director, CEO (Age 53). Mr. Smith has been in the civil engineering field since 1970. Primarily working in the highway construction industry, he has been project superintendent and division manager with Summit Paving and Construction in Anchorage, Alaska from June 1982 to present. From September 1998 to present, he has also been a Vice President of APC Export, Inc. It is anticipated that Mr. Smith will devote at least 25% of his time as President of Organic Soils. Mr. Smith intends to devote the balance of his time as Vice President of APC Export, Inc.

         Richard L. Strahl, COO, Director (Age 57). Mr. Strahl has worked throughout Alaska on major construction projects and has administered more than $140,000,000 of construction contracts for the Alaska Department of Transportation and the City of Anchorage. Mr. Strahl has owned R & L Trucking from May 1989 to present. In this capacity, he has performed large analysis of back haul rates, which are an important cost factor in the business of Organic Soils. He has also been a president of APC Export from September 1998 to present. It is anticipated that Mr. Strahl will devote only as much time as needed in his capacity as director and COO of Organic Soils. Mr. Strahl intends to devote most of his time as President of APC Export, Inc.

         William S. Seidel, Vice-President, Director (Age 48). From 1985 to present, Mr. Seidel has been a lecturer at the University of California, Berkeley on the topics of marketing, entreprenership and innovation. He wrote, instituted and established the Berkeley Study Program in Direct Marketing. He is also a speaker and workshop leader for the US Patent Office. It is anticipated that Mr. Seidel will devote at least 65% of his time as Vice President of Organic Soils. Mr. Seidel intends to devote the balance of his time as Vice President of APC Export, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information about the beneficial ownership of our outstanding common stock as of the date of this prospectus of each person or entity who is known to us to own beneficially more than five percent of our common stock, each of the named officers, each of our directors and all our officers and directors as a group.

                                     Before Offering                   After Offering
                                     ---------------                   --------------
Name of Beneficial Owner           Number of     Percentage       Number of      Percentage
                                      Shares                         Shares
Ray L. Smith                       1,990,000          88.4%       1,990,000        82.6%

Richard L. Strahl                     20,000           0.09%         20,000         0.82%

William S. Seidel                     20,000           0.09%         20,000         0.08%

Officers and Directors             2,030,000         88.58%       2,030,000        82.76%
as a group (3 people)              ---------         ------       ---------        ------

                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001. As of the date of this prospectus, there are 2,300,000 shares of common stock issued and outstanding.

         The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

         We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Organic Soils' securities counsel, Peter R. Chernik, of San Francisco, CA currently holds 10,000 shares of our common stock.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Organic Soils' charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of Organic Soils shall have any liability to Organic Soils or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Organic Soils' charter and bylaws provide that Organic Soils shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that Organic Soils shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

         The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Alaska Freightways. However, nothing in our charter or bylaws of Organic Soils protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Organic Soils pursuant to the foregoing provisions, or otherwise, Organic Soils has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

Background Information

         The corporate existence of Organic Soils is due to APC Export, Inc.'s need for a marketing research, marketing implementataion and sales organization to sell APC Export, Inc.'s products, although Organic Soils may sell products from sources other than APC Export, Inc. The management of APC Export, Inc. determined that a separate marketing organization would be easier to manage fiscally. The cost of marketing and sales to APC Export, Inc. could be calculated with a simple percentage of sales method based upon a contractual relationship.

         Initially, Organic Soils intends to coordinate the marketing of APC Export, Inc.'s product in the United States and internationally to develop a marketing strategy for APC Export, Inc. products. Organic Soils plans to then organize a sales force to sell the products in various markets. After establishing a base revenue from APC Export, Inc., Organic Soils would then work to position itself to co-market other organic products.

         APC Export, Inc. is engaged in the business of removal of humus soil, its export and sale, as well as other products incidental thereto. As of December 31, 2000, APC Export, Inc. had assets of $2,266,461, liabilities of $1,133,912, retained earnings of $346,186 and shareholders' equity of $1,132,549.

General Plan of Operations

         Organic Soils has entered into the Distribution/Marketing Agreement ("Agreement") with APC Export, Inc., a soil developer in Alaska. According to the terms of this agreement, Organic Soils markets the soil provided by APC Export, Inc. to households and the local greenhouse industry, as well as on the national market. As production expands, Organic Soils will also export organic humus soil (wholesale) to various international markets. Organic Soils is the exclusive distributor of APC Export, Inc. products in the United States and receives a five percent (5%) commission on the gross sales of APC Export, Inc.'s products. APC Export, Inc. retains the right to sell to the United States, or its agencies and to any foreign government, or its agencies. Either party to this Agreement may terminate the Agreement upon 120 days notice to the other party. To date, Organic Soils' only source of revenue has been from APC Export, Inc. under the Agreement.

         Alaska is rich with both sphagnum moss and humus soil. APC develops both types as part of its business. The growth strategy that has been developed will embrace a competitive strategy that allows for market penetration. Organic Soils has received various foreign inquiries about the export of humus. Organic Soils believes it will have the opportunity to penetrate humus overseas markets.

         Organic Soils recognizes the marketing opportunity provided by the Internet and intends to expand its market share by establishing a multi-service web site. The management also believes that much of the Internet's rapid evolution towards becoming a mass medium can be attributed to the accelerated pace of technological innovation, which is expanding the Web's capabilities and qualitatively improved users' on-line experiences. Most notably, the Internet has evolved from a mass of static, text-oriented Web pages and e-mail services to a much richer environment, capable of delivering graphical, interactive multimedia content.

No acquisitions or mergers are contemplated by Organic Soils at this time.

Products

         Humus is a natural, organic material of botanical origin and commercial significance. Humus lands are situated predominately in shallow wetlands areas of the Northern Hemisphere, where large deposits developed from the gradual decomposition of plant matter under oxygen free conditions. Humus has widespread use as a plant growth medium in a variety of horticultural and agricultural applications, where its fibrous structure and porosity promote a unique combination of water retention and drainage characteristics. Commercial applications include potting soils, lawn and garden soil amendments and turf maintenance on golf courses. Humus can immobilize and prevent many toxic metals from contaminating plants or other soil organisms. ("Humus" The Gardener's Black Gold," by Sylvia Ehrhard.)

         The United States is a producer and significant consumer of humus and spaghnum peat for horticultural, agricultural, and industrial purposes. A variety of peat types are extracted and processed from more than 56 identified operations in 20 of the contiguous United States and by several operations in Alaska. These varieties include, in order of importance, reed sedge, sphagnum moss and peat moss. About 90% of U.S. production is from the Southern and Great Lakes states. Florida, Michigan and Minnesota rank as dominant producers of those regions. The United States imports more than one-half of its total domestic requirements, principally from Canada, where deposits of sphagnum moss are extensive. (US Geological Survey - Minerals Information - "Peat" - 1997, by Stephen M. Jasinski.)

         One of the main products Organic Soils intends to market is a general potting soil mix. This product is typically used by the home gardener and sold through national chains. The generic nature of this potting mix will not claim to do more than other mixes but it will claim to be 100% organic. The true organic content of the product will differentiate it from others on the shelves. (US Geological Survey - Minerals Information - "Peat" - 1997, by Stephen M. Jasinski.)

         Organic Soils intends to become a soil and soil enhancement distributor utilizing its management's experience in the field, as well as its business relationships with wholesalers, such as APC Export, Inc.

         APC Export, Inc. is presently in the process of developing concentrated solution of nutrients and microbiology products that are reduced from its soils. These products, along with the potting soil, will be marketed by Organic Soils when these additional products will become available.

         Organic Soils does not have any present plans to enter into any arrangements that would compete with APC Export, Inc.'s products. However, Organic Soils does intend to enter into agreements with other soil developers to market products that would compliment the APC Export, Inc.'s product lines.

Employees

         Organic Soils does not presently have any full-time employees.

Marketing Strategy and Pricing

         Organic Soils intends to derive substantial revenues from providing packaging, organic product development and distribution, consulting and marketing fees from various soil and soil enhancement developers, as well as from the mark up on the products distributed by Organic Soils.

         Organic Soils will market soil and soil enhancement products to households and the local greenhouse industry through its web site located at www.organicsoils.com. The rapidly increasing number of Web consumers and the ubiquitous access to the Internet, both in the United States and internationally, have resulted in the emergence of the Web as a new mass medium for advertising. An independent study conducted by e-land estimates that the number of Web consumers doubled during 1996 to 19 million. A high rate of growth is expected to continue over the next few years with over 140 million consumers anticipated by the year 2002, including 64 million consumers in the United States alone.

         The proliferation of workstations and personal computers served by local networks has also resulted in an increase in the number of potential recipients of electronically distributed information. Forester Research estimates that electronic delivery of information to corporate desktops alone will generate approximately $800 million in revenues by the year 2001. The Global Internet Project estimates that the amount of information on the Internet is doubling each year and that the number of pages currently on the Internet is approximately 11 million.

         The Web is an attractive medium for advertising because of its interactivity, flexibility, targetability, and measurability. Advertisers can reach audiences and target advertisements to consumers with similar demographic characteristics, specific regional populations, and affinity groups of selected individuals. The interactive nature of the Web enables advertisers to determine customer preferences, using these to initiate ongoing commercial relationships with potential customers. Advertisers can easily change their impression levels, and demographic information concerning consumers can be tracked and reported to advertisers. According to e-land, Web advertising in the United States in 1996 was approximately $175 million and is expected to be as high as $8 billion by the year 2002.

         As production expands, Organic Soils intends to export its products to the continental United States and to various international markets.

         Alaska is rich with both sphagnum moss and humus soil. APC Export, Inc. develops both types as part of its business. The growth strategy that has been developed will embrace a competitive strategy that allows for market penetration. Organic Soils has received various foreign inquiries about the export of humus. Organic Soils believes it will have the opportunity to penetrate humus overseas markets.

         Organic Soils believes that it will be able to sell organic soil in bulk to several international customers. Some of the countries that have markets for such soil include Saudi Arabia, China, Japan, Thailand, Korea, and Israel. Some of the United States potential bulk customers include US Golf Industry, S. CA Flower Industry, California Wine Industry, New Mexico Agriculture, Washington Agriculture, Idaho Agriculture, Texas Agriculture, Arizona Agriculture, Nevada Agriculture, Texas Golf Industry, Arizona Golf Industry, Nevada Golf Industry, Texas Landscape Industry, Arizona Landscape Industry, Nevada Landscape Industry and Oregon Agriculture.

         However, no assurances can be given that Organic Soils will be economically successful in its attempts to enter any of these markets.

Industry

         The fertilizer, soil, and pesticide markets are multi-billion dollar markets both within the United States and abroad. In total, Organic Soils believes its products will compete with products in the 30 billion-dollar North American market and the estimated 70 billion-dollar world market. Additionally, Organic Soils intends to expand these markets because its products will be used to create agricultural areas from regions that are not currently in the agricultural market.

         According to an article by Anita Manning in USA TODAY dated May 22, 2000, although healthy crops depend on healthy soil, nearly 40% of the world's land used for agriculture is seriously degraded. Evidence shows that soil degradation has already reduced food production on about 16% of the world's cropland.

         Based on Organic Soils' research, the fertilizer, soil and pesticide markets are substantial, both within the North America (over $30 billion) and worldwide (over $70 billion). Organic Soils presently intends to enter the North American Consumer Lawn and Garden Market comprising $2.9 billion in fertilizer, soil and pesticide. In addition, Organic Soils also intends to enter the US Agricultural Industry market, which includes organic farms growing fast to $5.5 billion in gross sales (USDA) and showing 20% annual growth.

Transportation Costs

         The impact of shipping product from Alaska to the continuous states prohibits Organic Soils from undercutting the existing market. The cost of hauling freight from Alaska is between five to ten times less expensive than freight traveling to Alaska. This anomaly is created by nearly non-existent freight from Alaska which requires the freight coming into Alaska to bear the entire cost of the round trip. Any backhaul from Alaska is treated as a windfall and therfore is typically negotiated for as little as the cost of fuel to Seattle, Washington, the base for products shipped from Alaska. Due to long standing existing status of APC Export, Inc., Organic Soils is able to take advantage of this anomaly and is able to ship to the Western states and remain competitive.

         Once the market reaches a volume of 120,000 cubic yards annually, APC Export, Inc. intends to barge raw product to the continguous states. This would reduce the shipping costs by 30% to 50%. Presently all shipping costs are absorbed by APC Export, Inc., which calculates the end destination shipping costs as part of its production cost and passes this cost onto the purchaser of the product. Organic Soils, in turn, receives a five percent (5%) commission from APC Export, Inc., once it receives payment from the purchaser of the product.

Competition

         Organic Soils will face competition from many other soil and soil products distributors, some of which have longer operating histories and substantially greater resources. The management believes that by offering highly effective foliar and soil foodweb products that provide a consistent and predictable result, and by solving agriculture problems naturally, Organic Soils intends to penetrate this competitive market. However, no assurances can be given that Organic Soils will be economically successful in its attempts to enter these markets.

         Organic Soils will not only compete in a local market, but will face competition from foreign soil distributors, including Canadian distributors, which have penetrated these markets for several years. Canada has, however, been unable to provide the large bulk quantities demanded by international soil enhancement markets. This market has been available to those that can produce massive quantities. By establishing strategic alliance with APC Export, Inc., Organic Soils may become one of the first distributors of the rich Alaskan soil.

         In markets for traditional soil and soil products, Organic Soils competes against well-established distributors of such products. Many of these competitors have substantially greater financial, technical and personnel resources than Organic Soils and include such companies as T & J Enterprises, Supersoil, Western Organics, and WetSoil. Organic Soils competes on the basis of price, name recognition, convenience and customer service with distributors of traditional soil products. There can be no assurance that we will be able to compete successfully or that the competitive pressures faced by us, including those described, will not have a material adverse effect on our business, results of operations and financial condition.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         When used in this discussion, the words "believes", "anticipates", "expects" and similar expressions are intended to identify forward-looking statements. Actual results could be substantially different from those projected due to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Results of Operations

        Organic Soils had $23,612 in revenues for the period ending December 31, 2000. To date Organic Soils has not relied on any revenues for funding its activities and it does not expect to receive revenues from operations to be profitable for at least six months following the receipt of the funds raised through this offering. We believe that the proceeds from this offering will satisfy Organic Soils' cash requirements for the next twelve months. We anticipate an increase in capital expenditures consistent with anticipated growth in operations, infrastructure and personnel. We will also continue to expend marketing and development programs.

Liquidity and Capital Resources

         Organic Soils does not believe that there will be significant research expenses during the next 12 months. Even though we have contracted an independent company to develop our web site design, this development will be achieved through modifications of available technologies. Expenditures on activities of this type do not constitute research and development expenses.

         Organic Soils expects to hire technical personnel to service the web site as soon as sufficient funds become available either as a result of this offering, or from the profits gained through Organic Soils' operations. Until then, Organic Soils will be required to engage the services of a third party to develop the web site. Organic Soils anticipates that the total cost of these web site services will be $30,000.

         Organic Soils does not anticipate purchasing or selling any plant or significant equipment during the next twelve month. We also plan to hire additional employees by the end of our first 12 months of operations. These additional employees may serve in any of the following capacities: marketing and promotion; administration; and web site technicians.

         If less than 25% of the offering is sold, we will have to seek other souces of financing or we will be severely limited in achieving our planned operation. There is no assurance that additional sources of funding will be available at all or at a reasonable cost.

         Organic Soils does not contemplate conducting any product  research and
development   within  the  12  months  following  the  effective  date  of  this prospectus.


                             DESCRIPTION OF PROPERTY

         Presently, Organic Soils does not own any equipment or properties. Currently, Organic Soils rents its office located at 300 West 54th Avenue, Suite 200, Anchorage, AK 99518 and pays approximately $3,000 a year in rent. Organic Soils will expand its offices and potentially move into a larger space as Organic Soils' business expands.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 20, 2000 Organic Soils entered into an agreement with one of the founders to provide consulting services to Organic Soils. The contract calls for a total amount of $20,000 to be paid to the founder. As of the period of ending December 31, 2000 there was a total of $15,200 paid against the contract. Also, the founder was paid an additional $1,680 for certain copying and other costs incurred on behalf of Organic Soils.

         Various founders of Organic Soils have performed consulting services for which Organic Soils has paid them consulting fees as voted on during the organization meeting. For the period ending December 31, 2000 this amount paid to the founders amounted to $18,808. Services include clerical support, rent, office supplies, legal services, etc.

         On January 4, 2000, Organic Soils entered into a Distributor/Marketing Agreement with APC Export, Inc., wherein Richard L. Strahl executed the Agreement on behalf of APC Export, Inc., as its President, and William Seidel executed the Agreement on behalf of Organic Soils, as its Vice President. Mr. Strahl is also a director and officer of Organic Soils and Mr. Seidel is also a director and officer of APC Export, Inc. This Agreement provides that Organic Soils, as a distributor of APC Export, Inc.'s products, will receive a five percent (5%) commission on gross revenues received from a purchaser of APC Export, Inc. products.

         We  entered into an agreement with our founders, Natalie Shahvaran, Ray
L. Smith and Richard L. Strahl to provide certain consulting services in regard to the organization and formation of Organic Soils, for which they were paid $18,808. No formal agreement was executed and no additional services are anticipated to be performed for Organic Soils in this regard.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         We have approximately 70 shareholders. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile.

         Presently, we are privately owned. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our officers and directors. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares. Organic Soils does anticipate a market maker filing for listing on the Over the Counter Bulletin Board should the offering succeed.

         Currently the Shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

Dividend Policy

         Organic Soils has never paid a dividend and does not anticipate paying any dividends in the foreseeable future. It is the present policy of the Board of Directors to retain Organic Soils' earnings, if any, for the development of Organic Soils' business.

                             EXECUTIVE COMPENSATION

         Organic Soils does not currently have any employment agreements with its directors, officers, employees or key personnel. Boad members do not receive any compensation or any reimbursement of expenses incurred in connection with attending board meetings. However, Organic Soils reserves the right to pay consulting fees to its board members and its officers for the time and services they provide to Organic Soils.


                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

                                   Annual Compensation          Long-term Compensation
                                   -------------------          ----------------------

                                                                Restricted    All
                                                   Other        Stock         Other
Name and Principal       Fiscal    Salary  Bonus   Compenation  Awards        Compensation
Position                  Year     $       $       $            $             $
  --------------------------------------------------------------------------------------
Ray L. Smith
President & Director      2001       0       0         0           0            0

Richard L. Strahl
COO & Director            2001       0       0         0           0            0

William S. Seidel
Vice President            2001       0       0         0           0            0

         The officers will not receive a salary until such time as we generate sufficient revenue, determined by the board of directors, to justify payment of salaries. We currently do not have any employment agreements in place for officers or directors. We do not intend to compensate our directors for services other than for incidental expenses.

                              PLAN OF DISTRIBUTION

         We are offering the securities for sale through our officers and directors. We intend to engage the services of a registered broker or dealer in each state that requires that a registered broker or dealer act on behalf of a company selling its own securities in that state. The offering is a "best-efforts" offering and will conclude at the discretion of Organic Soils, or sooner if all the shares are sold. No underwriter has been engaged and no commitment to provide the funds has been made. A subscription agreement will be required to be submitted by all purchasers of the shares. The offering is for up to $240,000 at a price of $1.50 per share. We may receive $240,000 or $0 depending on the amount of shares offered hereby have been sold to investors.

         Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our officers and directors who are employed to perform substantial duties unrelated to this offering, who will not receive any commission or compensation for their efforts, and who are not associated with a broker or dealer. Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

          We do not currently have any sales arrangements with broker/dealers and when we enter into such an arrangement, we will file and post effective amendment to disclose such an arrangement. In addition, such broker/dealer would be required to obtain a 'no objection' position from NASD on the terms of compensation.
         Investing in our stock is very risky and you should be able to bear a complete loss of your investment.

                                 CAPITALIZATION

         The following tables sets forth our capitalization as of the date of this prospectus, on an actual basis. This table should be read in conjunction with the financial statement of Organic Soils and the notes thereto.

 Stockholders' equity:

         Common stock, $0.001 par value, authorized 50,000,000
             Shares; 2,300,000 shares issued and outstanding        $219,350
         Retained earnings                                          (211,035)

                          DESCRIPTION OF THE SECURITIES

Common Stock

         We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001. As of the date of this prospectus, there are 2,300,000 shares of common stock issued and outstanding.

         The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

         We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Transfer Agent

         First American Stock Transfer, 17717 E. Bell Road, Suite 2, Phoenix, Arizona 85022, (602) 485-1346, is our transfer agent.

                        SHARES AVAILABLE FOR FUTURE SALE

         As of the date of this prospectus, there are 2,300,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 160,000 shares will be freely tradable if the maximum number of shares is sold. The remaining 2,300,000 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

         Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

                                     EXPERTS


     The financial statements of Organic Soils as of December 31, 2000 (audited) appearing in this Prospectus and Registration Statement have been reviewed and audited by Hawkins Accounting as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

To the Board of Directors
Organic Soils.Com, Incorporated.
Anchorage, Alaska

                         Independent Accountant's Report


I have reviewed the accompanying balance sheet of Organic Soils.Com, Incorporated as of June 30, 2001 and the related statement of operations stockholders' equity and the statement of cash flows for the six months then ended. All information included in these financial statements is the representation of the management of Organic Soils.Com, Incorporated.

I conducted my review in accordance with standards established by the American Institute of Public Accountants. A review of interim financial information consists principally of applying analytical procedures applied to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such as opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements and the cumulative results of operations and cash flows in order for them to be in conformity with generally accepted accounting principles.














/s/ HAWKINS ACCOUNTING

CERTIFIED PUBLIC ACCOUNTANT
341 MAIN STREET SALINAS, CA  93901
(831) 759-2480 FAX (831) 759-2482


August 23, 2001

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                DECEMBER 31, 2000

ASSETS

Current assets
         Cash in bank                                         $          626


Other assets
         Money raising costs                                          17,950
                                                                     -------
                  Total assets                                $       18,576
                                                                     --------

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

         Accounts payable                                     $       10,261
                                                                     --------

         Total liabilities                                            10,261


SHAREHOLDERS' EQUITY

         Common stock, 50,000,000 shares authorized
                  at $.001 par 2,267,300 issued and outstanding.       2,317
         Paid in capital                                             217,033
         Deficit accumulated during development stage               (211,035)
                                                                    ---------
         Total shareholders' equity                                    8,315
                                                                    ---------

                  Total liabilities and shareholders' equity  $       18,576
                                                                    ---------





   The accompanying notes are an integral part of these financial statements

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                                                             Deficit
                                                                             Accumulated
                                                                             During
                                                                             Development
                                                                             Stage
                                                                             -----

Revenue                                              $        23,612      $   23,612

Cost of Sales                                                 22,465          22,465
                                                                              ------

Gross profit                                                   1,147           1,147

Expenses
         Bank charges                                            112             112
         Consulting fees                                      89,177          89,177
         Travel and entertainment                              4,097           4,097
         Office expenses                                       3,386           3,386
         Start up costs                                        1,655           1,655
         Promotion                                               377             377
         License and permits                                     114             114
         Miscellaneous                                            89              89
         Rent                                                  3,039           3,039
         Options granted for services                         99,000          99,000
         Stock issued for legal services                      10,000          10,000
         Telephone                                               882             882
                                                            --------          ------
                  Total expenses                             211,927         211,927
                                                            --------         -------
                  Loss from operations                      (210,780)       (210,780)

Other income and (expense)
         Interest income                                          45             45
         Interest expense                                       (300)          (300)
                                                                -----          -----
                  Total other income and (expense)              (255)          (255)
                                                                -----          -----

                           Net loss                  $      (211,035)     $(211,035)
                                                            ---------     ----------

Loss per share
         of common stock                             $         (0.51)     $   (0.51)
                                                               ------         ------
Weighted average of shares
         outstanding                                         414,908        414,908
                                                             -------        -------





   The accompanying notes are an integral part of these financial statements

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)
                        STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                     Deficit
                                                                     Accumulated
                                                                     During
                                                     Paid in         Development
                  Shares            Amount           Capital         Stage            Total
                  ------            ------           -------         -----            -----
February        104,700           $    155         $   24,675                     $  24,830
March             9,500                 10              9,490                         9,500
April           103,000                103            102,847                       102,950
May               3,500                  3              3,497                         3,500
June              5,100                  5              5,095                         5,100
July              5,500                  5              5,495                         5,500
August            5,000                  5              4,995                         5,000
September        30,000                 30             29,970                        30,000
October                                                                                   0
November         12,500                 12             12,488                        12,500
December      1,988,500              1,989             18,481                        20,470
Net loss                                                            (211,035)      (211,035)
                                                                   ---------       ---------
              2,267,300           $  2,267         $  217,033     $ (211,035      $   8,315
              ---------           --------         ----------      ----------      ---------



   The accompanying notes are an integral part of these financial statements

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                     Deficit
                                                                     Accumulated
                                                                     During
                                                                     Development
                                                                     Stage
                                                                     -----
CASH FLOWS FROM
         OPERATING ACTIVITIES

Net loss                                        $   (211,035)       (211,035)
Adjustments to reconcile net
         income to net cash
         provided by operating activities
         Options for legal expenses                   10,000          10,000
         Options granted for services                 99,000          99,000
         Increase in current liabilities              10,261          10,261
                                                      ------         --------
NET CASH PROVIDED BY
            OPERATING ACTIVITIES                     (91,774)        (91,774)

INVESTING ACTIVITIES
         Money raising costs                          17,950          17,950
                                                      ------         --------

NET CASH USED IN
         INVESTING ACTIVITIES                         17,950          17,950

FINANCING ACTIVITIES
         Sale of common stock                        110,350         110,350
                                                     -------         --------

NET CASH REALIZED FROM
         FINANCING ACTIVITIES                        110,350         110,350
                                                     -------         --------

INCREASE ON CASH AND CASH
         EQUIVALENTS$                           $        626     $       626
                                                     -------         --------


Supplemental disclosures to the
         statement of cash flows:
                Interest paid during the year   $        300     $       300
                                                    --------         --------

    The accompanying notes are an integral part of these financial statements

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2000

NOTE 1         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               NATURE OF THE BUSINESS - ORGANIC SOILS.COM, INC. was formed to perform marketing and distribution services. Organic Soils was incorporated under the laws of the State of Nevada on January 19, 2000.

               DEVELOPMENT STAGE COMPANY - Although Organic Soils had sales during the year, it is a development stage company, as defined in the Financial Accounting Standards Board No. 7. Organic Soils is devoting substantially all of its present efforts in funding Organic Soils and attracting investors for major expansion. The only material sale was to one customer as more of a promotion sale.

               PERVASIVENESS   OF  ESTIMATES  -  The  preparation  of  financial
               statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               CASH AND CASH EQUIVALENTS - For financial statement presentation purposes, Organic Soils considers all short term investments with a maturity date of three months or less to be cash equivalents.

               EQUIPMENT- Equipment is recorded at cost. Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized.

               INCOME TAXES- Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

               STOCK OPTIONS-Stock that is issued for services rendered are recorded at the fair value of the stock in the year that the stock is given and recorded as an expense in the same year.

               INTANGIBLE ASSETS-Are recorded at cost and amoritized over 5 years beginning in fiscal year 2001.

               REVENUE RECOGNITION-Revenue is recognized with the marketing and the distribution of soil of Organic Soils' customers. Currently the commission rate is 5% of the gross sales of Organic Soils' customers.

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2000

NOTE 2         COMMON STOCK

               COMMON STOCK -During the period ended December 31, 2000, pursuant to an exemption under Rule 504 of Regulation D of the Securities Act of 1933, as amended (the Act), Organic Soils sold solely to accredited and/or sophisticated investors, its common stock. Each share has a par value of $.001 and offered to the potential investors for $1.00 per share. There were fifty-nine different transactions to different investors raising a total of $107,300 during the year period ended December 31, 2000. Organic Soils intends to sell 140,000 shares under this offering.

               FOUNDER'S STOCK-At it's organizational meeting, Organic Soils voted to offer to the founders of Organic Soils the opportunity to buy stock at the par value. As of December 31, 2000 2,050,000 shares were issued for the total amount of $2,050. One founder has yet to exercise the founder's shares as of December 31, 2000.

NOTE 3         RELATED PARTY TRANSACTIONS

               On January 20, 2000 Organic Soils entered into an agreement with one of the founders to provide services in locating investors for Organic Soils. The contract calls for a total amount of $20,000 to be paid to the founder. As of the period ending December 31, 2000 there was a total of $15,200 was paid against the contract. Also, the founder was paid an additional amount of $1,680 for certain coping and other costs incurred on behalf of Organic Soils.

               Various founders of Organic Soils have performed consulting services for which Organic Soils has paid them consulting fees as voted on during the organization meeting. For the period ending December 31, 2000 this amount paid to the founders amounted to $18,808. Services include clerical support, rent, office supplies legal services, etc.

NOTE 4         INCOME TAXES

               The benefit for income taxes from operations consisted of the following components. Current tax benefit of $40,000 resulting from a net loss before income taxes, and deferred tax expense $40,000 resulting from the valuation allowance recorded against the deferred tax asset resulting from the net operating loss. The change in the valuation allowance for the period ending

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2000


NOTE 4         INCOME TAXES (con't)

               December 31, 2000 was $40,000 carryforward will expire 2020. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At the time the allowance will either be increased or reduced; Reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required. It is management's position that the deferred tax asset be recorded when there is positive evidence it will be realized.


NOTE 5         STOCK OPTIONS

               On January 20, 2000 the Board of Directors voted to issue stock options to one individual. The options are to be exercised at a price of $.01 per share. There were a total of 100,000 options to be exercised. All options were exercised on April 4, 2000. The options were granted for services rendered. The financial statements request a compensation expense of $99,000 for the difference between the exercise price and the fair value of the options.

NOTE 6         GOING CONCERN

               As of December 31, 2000, Organic Soils had a net loss since inception, which raises substantial doubt about its ability to continue as a going concern.

               Management entered into an agreement with a company that is controlled by some of the founders of Organic Soils to provide marketing and distribution services for the company's product which is humus soil.

               Organic Soils' ability to continue as a going concern is dependent upon successful public offering and ultimately achieving profitable operations. There is no assurance that Organic Soils will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 APRIL 30, 2001

ASSETS

Current assets
       Cash in bank                                           $             623
       Accounts Receivable                                                5,301
                                                                ----------------
            Total current assets                                          5,924
Other assets
       Money raising costs                                               18,950
       Accumulated amortization                                            (898)
                                                                ----------------
           Total other assets                                           18,052
                                                                ----------------

            Total assets                                      $          23,976
                                                                ================
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

       Accounts payable                                       $           3,661
                                                                ----------------

       Total liabilities                                                  3,661


SHAREHOLDERS' EQUITY

       Common stock, 50,000,000 shares authorized
            at $.001 par 2,267,300 issued and outstanding.                2,398
       Paid in capital                                                  249,652
       Deficit accumulated during development stage                    (231,735)
                                                                ----------------
       Total shareholders' equity                                        20,315
                                                                ----------------

            Total liabilities and shareholders' equity        $          23,976
                                                                ================







    The accompanying notes are an integral part of these financial statements

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                       FOR THE PERIOD ENDED APRIL 30, 2001
                                                                             Deficit
                                                                             Accumulated
                                                                             During
                                                                             Development
                                                                             Stage
                                                                             -----


Revenue                                              $          3,940     $          27,552

Cost of Sales                                                   1,290                23,755
                                                       ---------------     ----------------

Gross profit                                                    2,650                 3,797

Expenses
       Amortization                                               898                   898
       Bank charges                                                27                   139
       Consulting fees                                         12,194               101,371
       Travel and entertainment                                 3,223                 7,320
       Office expenses                                          2,185                 5,571
       Start up costs                                               0                 1,655
       Promotion                                                  462                   839
       License and permits                                          0                   114
       Miscellaneous                                            1,086                 1,175
       Rent                                                     2,077                 5,116
       Options granted for services                                 0                99,000
       Stock issued for legal services                              0                10,000
       Telephone                                                1,201                 2,083
                                                        ---------------     ----------------
            Total expenses                                     23,353               234,383
                                                        ---------------     ----------------
            Loss from operations                              (20,703)             (230,586)

Other income and (expense)
       Interest income                                              3                    48
       Interest expense                                             0                  (300)
                                                        ---------------     ----------------
            Total other income and (expense)                        3                  (252)
                                                        ---------------     ----------------
                 Net loss                             $       (20,700)   $         (231,735)
                                                        ===============     ================
Loss per share
       of common stock                                $         (0.01)   $            (0.10)
                                                        ===============     ================
Weighted average of shares
       outstanding                                          2,298,200             2,298,200
                                                        ===============     ================





    The accompanying notes are an integral part of these financial statements

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)
                        STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE PERIOD ENDED APRIL 30, 2001

                                                                        Deficit
                                                                        Accumulated
                                                                        During
                                                        Paid in         Development
                     Shares            Amount           Capital         Stage            Total
                     ------            ------           -------         -----            -----

December 31, 2000    2,267,300      $      2,317      $   217,033      $ (211,035)      $   8,315
January, 2001           27,300                27           27,273                          27,300
February, 2001           5,400                54            5,346                           5,400
March, 2001                  0                                                                  0
April, 2001                  0                                                                  0
Net (loss)                                                                (20,700)        (20,700)

                    --------------     -------------   ------------   --------------
                     2,300,000      $      2,398      $   249,652      $ (231,735)      $  20,315
                    ==============     =============    ============   ==============   =========








    The accompanying notes are an integral part of these financial statements

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                       FOR THE PERIOD ENDED APRIL 30, 2001

                                                                     Deficit
                                                                     Accumulated
                                                                     During
                                                                     Development
                                                                     Stage
                                                                     -----

CASH FLOWS FROM
       OPERATING ACTIVITIES

Net loss                                         $   (20,700)    (231,735)
Adjustments to reconcile net
       income to net cash
       provided by operating activities
       Amortization expense                              898          898
       Options for legal expenses                          0       10,000
       Options granted for services                        0       99,000
       Increase in accounts receivable                (5,301)      (5,301)
       Increase (Decrease) in current liabilities     (6,600)       3,661
                                                   ----------    ---------
NET CASH PROVIDED BY
       OPERATING ACTIVITIES                          (31,703)    (123,477)

INVESTING ACTIVITIES
       Money raising costs                             1,000       18,950
                                                   ----------    ---------

NET CASH USED IN
       INVESTING ACTIVITIES                            1,000       18,950
                                                                 ---------

FINANCING ACTIVITIES
       Sale of common stock                           32,700      143,050
                                                   ----------    ---------

NET CASH REALIZED FROM
       FINANCING ACTIVITIES                           32,700      143,050
                                                   ----------    ---------

INCREASE ON CASH AND CASH
       EQUIVALENTS                                        (3)         623
Cash and Equivalents at the beginning of period          626            0
                                                   ----------    ---------
Cash and Equivalents at the end of period        $       623    $     623
                                                   ==========    =========
Supplemental disclosures to the
       statement of cash flows:
       Interest paid during the year             $         0    $     300
                                                   ==========    =========







    The accompanying notes are an integral part of these financial statements

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                                 April 30, 2001

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


          Nature of the business -Organic Soils.Com,  Inc. was formed to perform
          -----------------------------------------
          marketing and distribution services. The Company was incorporated under the laws of the State of Nevada on January 19, 2000.


          Development  Stage Company - Although the Company had sales during the
          --------------------------
          year, it is a development stage company, as defined in the Financial Accounting Standards Board No. 7. The Company is devoting substantially all of its present efforts in funding the company and attracting investors for major expansion. The only material sale was to one customer as more of a promotion sale.


          Pervasiveness  of estimates - The preparation of financial  statements
          ---------------------------
          in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


          Cash and  cash  equivalents  - For  financial  statement  presentation
          ---------------------------
          purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.


          Equipment- Equipment is recorded at cost.  Maintenance and repairs are
          ---------
          expensed as incurred; major renewals and betterments are capitalized.


          Income  taxes-  Income  taxes  are  provided  for the tax  effects  of
          -------------
          transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.


          Stock Options- Stock that is issued for services rendered are recorded
          -------------
          at the fair value of the stock in the year that the stock is given and recorded as an expense in the same year.

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                                 April 30, 2001


NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Con't)

          Intangible  Assets - Are recorded at cost and  amortized  over 5 years
          ------------------
          beginning in fiscal year 2001.


          Revenue Recognition - Revenue is recognized with the marketing and the
          -------------------
          distribution of soil of the Company's customers. Currently the commission rate is 5% of the gross sales of the Company's customers.


          Material adjustments - Management is not aware of any adjustments that
          --------------------
          need to be made in order for these financial statements to be in conformity with generally accepted accounting principles.


NOTE 2    COMMON STOCK

          Common stock - During the period  ended April 30, 2001  pursuant to an
          ------------
          exemption under Rule 504 of Regulation D of the Securities Act of 1933, as amended (the Act), the Company sold solely to accredited and/or sophisticated investors, its common stock. Each share has a par value of $.001 and offered to the potential investors for $1.00 per share. There were ten different transactions to different investors raising a total of $32,700 during the year period ended April30, 2001. The Company intends to sell 108,300 more shares under this offering.


          Founder's stock - At it's organizational meeting, the Company voted to
          ---------------
          offer to the founders of the Company the opportunity to buy stock at the par value. As of April 30, 2001 2,050,000 shares were issued for the total amount of $2,050. One founder has yet to exercise the founder's shares as of April 30, 2001.


NOTE 3    RELATED PARTY TRANSACTIONS

          On January 20, 2000 the Company entered into an agreement with one of the founders to provide services in locating investors for the Company. The contract calls for a total amount of $20,000 to be paid to the founder. As of the period ending April 30, 2001there were no monies paid for this service but there was a total of $15,200 paid against the contract during the development stage. Also, the founder was paid an additional amount of $520 for the four months ended April 30, 2001 and a total of $2,200 for certain coping and other costs incurred on behalf of the Company from date of inception.

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                                 April 30, 2001


          Various founders of the Company have performed consulting services for which the Company has paid them consulting fees as voted on during the organization meeting. For the period ending April 30, 2001 this amount paid to the founders amounted to $7,725 and a total of $26,535 for the development stage. Services include clerical support, rent; office supplies legal services, etc.

          Two of the founders of the Company are the majority shareholders of the company's current major customer.


NOTE 4    INCOME TAXES

          The benefit for income taxes from operations consisted of the following components. Current tax benefit of $45,000 resulting from a net loss before income taxes, and deferred tax expense $45,000 resulting from the valuation allowance recorded against the deferred tax asset resulting from the net operating loss. The change in the valuation allowance for the period ending April 30, 2001 was $45,000 carryforward will expire 2020.

          The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At the time the allowance will either be increased or reduced; Reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required. It is management's position that the deferred tax asset be recorded when there is positive evidence it will be realized.


NOTE 5    STOCK OPTIONS

          On January 20, 2000 the Board of Directors voted to issue stock options to one individual. The options are to be exercised at a price of $.01 per share. There were a total of 100,000 options to be exercised. All options were exercised on April 4, 2000. The options were granted for services rendered. The financial statements request a compensation expense of $99,000 for the difference between the exercise price and the fair value of the options.


NOTE 6    GOING CONCERN

          As of April 30, 2001 the Company had a net loss since inception, which raises substantial doubt about its ability to continue as a going concern.

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                                 April 30, 2001


          Management entered into an agreement with a company that is controlled by some of the founders of the Company to provide marketing and distribution services for the company's product, which is humus soil.

          The Company's ability to continue as a going concern is dependent upon successful public offering and ultimately achieving profitable operations. There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                         FOR PERIOD ENDING JUNE 30, 2001

ASSETS

Current assets
       Cash in bank                                         $             355
       Accounts Receivable                                              5,301
                                                              ----------------
            Total current assets                                        5,656
Other assets
       Money raising costs                                             18,950
       Accumulated amortization                                        (1,795)
                                                              ----------------
            Total other assets                                         17,155
                                                              ----------------

            Total assets                                    $          22,811
                                                              ================
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

       Accounts payable                                     $           3,661
       Loans payable                                                    4,000
                                                              ----------------
       Total liabilities                                                7,661


SHAREHOLDERS' EQUITY

       Common stock, 50,000,000 shares authorized
            at $.001 par 2,267,300 issued and outstanding.              2,398
       Paid in capital                                                249,652
       Deficit accumulated during development stage                  (236,900)
                                                              ----------------
       Total shareholders' equity                                      15,150
                                                              ----------------

            Total liabilities and shareholders' equity      $          22,811
                                                              ================




   The accompanying notes are an integral part of these financial statements

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                         FOR PERIOD ENDING JUNE 30, 2001
                                                                             Deficit
                                                                             Accumulated
                                                                             During
                                                                             Development
                                                                             Stage
                                                                             -----

Revenue                                             $          3,940     $         27,552

Cost of Sales                                                  1,290               23,755
                                                      ---------------     ----------------

Gross profit                                                   2,650                3,797

Expenses
       Amortization                                            1,795                1,795
       Bank charges                                               54                  166
       Consulting fees                                        13,202              102,379
       Travel and entertainment                                5,258                9,355
       Office expenses                                         2,589                5,975
       Start up costs                                              0                1,655
       Promotion                                                 462                  839
       License and permits                                         0                  114
       Miscellaneous                                           1,086                1,175
       Rent                                                    2,077                5,116
       Options granted for services                                0               99,000
       Stock issued for legal services                             0               10,000
       Telephone                                               1,998                2,880
                                                      ---------------     ----------------
            Total expenses                                    28,520              238,653
                                                      ---------------     ----------------
            Loss from operations                             (25,870)            (234,856)

Other income and (expense)
       Interest income                                             5                   50
       Interest expense                                            0                 (300)
                                                      ---------------     ----------------
            Total other income and (expense)                       5                 (250)
                                                      ---------------     ----------------
                 Net loss                           $        (25,865)    $       (236,900)
                                                      ===============     ================
Loss per share
       of common stock                              $          (0.01)    $          (0.10)
                                                      ===============     ================
Weighted average of shares
       outstanding                                         2,298,200            2,298,200
                                                      ===============     ================

   The accompanying notes are an integral part of these financial statements

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)
                        STATEMENT OF SHAREHOLDERS' EQUITY
                         FOR PERIOD ENDING JUNE 30, 2001
                                                                              Deficit
                                                                            Accumulated
                                                                               During
                                                           Paid in          Development
                       Shares             Amount           Capital             Stage               Total
                    --------------     -------------     ------------     -----------------        -----
December 31, 2000       2,267,300    $        2,317    $     217,033    $         (211,035)   $    8,315
January, 2001              27,300                27           27,273                              27,300
February, 2001              5,400                54            5,346                               5,400
March, 2001                     0
April, 2001                     0
May, 2001                       0
June, 2001                      0
Net (loss)                                                                         (25,865)      (25,865)
                    --------------     -------------     ------------     -----------------     ---------
                        2,300,000    $        2,398    $     249,652    $         (236,900)   $   15,150
                    ==============     =============     ============     =================     =========



   The accompanying notes are an integral part of these financial statements

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                         FOR PERIOD ENDING JUNE 30, 2001


                                                                           Deficit
                                                                         Accumulated
                                                                            During
                                                                         Development
                                                                            Stage
                                                                       -----------------

CASH FLOWS FROM
       OPERATING ACTIVITIES

Net loss                                             $    (25,865)             (236,900)
Adjustments to reconcile net
       income to net cash
       provided by operating activities
       Amortization expense                                 1,795                 1,795
       Options for legal expenses                               0                10,000
       Options granted for services                             0                99,000
       Increase in accounts receivable                     (5,301)               (5,301)
       Increase (Decrease) in current liabilities          (6,600)                3,661
                                                     -------------     -----------------
NET CASH PROVIDED BY
       OPERATING ACTIVITIES                               (35,971)             (127,745)

INVESTING ACTIVITIES
       Money raising costs                                  1,000                18,950
                                                     -------------     -----------------

NET CASH USED IN
       INVESTING ACTIVITIES                                 1,000                18,950
                                                                       -----------------

FINANCING ACTIVITIES
       Sale of common stock                                32,700               143,050
       Loans                                                4,000                 4,000
                                                     -------------     -----------------
NET CASH REALIZED FROM
       FINANCING ACTIVITIES                                36,700               147,050
                                                     -------------     -----------------

INCREASE ON CASH AND CASH
       EQUIVALENTS                                           (271)                  355
Cash and Equivalents at the beginning of period               626                     0
                                                     -------------     -----------------
Cash and Equivalents at the end of period            $        355      $            355
                                                     =============     =================
Supplemental disclosures to the
       statement of cash flows:
       Interest paid during the year                 $          0      $            300
                                                     =============     =================

    The accompanying notes are an integral part of these financial statements

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2001

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Nature of the business -Organic Soils.Com,  Inc. was formed to perform
          -----------------------------------------
          marketing and distribution services. The Company was incorporated under the laws of the State of Nevada on January 19, 2000.

          Development  Stage Company - Although the Company had sales during the
          --------------------------
          year, it is a development stage company, as defined in the Financial Accounting Standards Board No. 7. The Company is devoting substantially all of its present efforts in funding the company and attracting investors for major expansion. The only material sale was to one customer as more of a promotion sale.

          Pervasiveness  of estimates - The preparation of financial  statements
          ---------------------------
          in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Cash and  cash  equivalents  - For  financial  statement  presentation
          ---------------------------
          purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.

          Equipment- Equipment is recorded at cost.  Maintenance and repairs are
          ---------
          expensed as incurred; major renewals and betterments are capitalized.

          Income  taxes- Income  taxes  are  provided  for  the tax  effects  of
          -------------
          transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

          Stock  Options-Stock that is issued for services rendered are recorded
          --------------
          at the fair value of the stock in the year that the stock is given and recorded as an expense in the same year.

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2001

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Con't)

          Intangible  Assets-Are  recorded  at cost and  amortized  over 5 years
          ------------------
          beginning in fiscal year 2001.

          Revenue  Recognition-Revenue  is recognized with the marketing and the
          --------------------
          distribution of soil of the Company's customers. Currently the commission rate is 5% of the gross sales of the Company's customers.

          Material  adjustments-Management  is not aware of any adjustments that
          ---------------------
          need to be made in order for these financial statements to be in conformity with generally accepted accounting principles.

NOTE 2    COMMON STOCK

          Common  stock  -During the period  ended June 30, 2001  pursuant to an
          -------------
          exemption under Rule 504 of Regulation D of the Securities Act of 1933, as amended (the Act), the Company sold solely to accredited and/or sophisticated investors, its common stock. Each share has a par value of $.001 and offered to the potential investors for $1.00 per share. There were ten different transactions to different investors raising a total of $32,700 during the year period ended June 30, 2001. The Company intends to sell 108,300 more shares under this offering.

          Founder's stock-At it's organizational  meeting,  the Company voted to
          ---------------
          offer to the founders of the Company the opportunity to buy stock at the par value. As of June 30, 2001 2,050,000 shares were issued for the total amount of $2,050. One founder has yet to exercise the founder's shares as of June 30, 2001.

NOTE 3    RELATED PARTY TRANSACTIONS

          On January 20, 2000 the Company entered into an agreement with one of the founders to provide services in locating investors for the Company. The contract calls for a total amount of $20,000 to be paid to the founder. As of the period ending June 30, 2001there were no monies paid for this service but there was a total of $15,200 paid against the contract during the development stage. Also, the founder was paid an additional amount of $520 for the six months ended June 30, 2001 and a total of $2,200 for certain coping and other costs incurred on behalf of the Company from date of inception.

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2001

          Various founders of the Company have performed consulting services for which the Company has paid them consulting fees as voted on during the organization meeting. For the period ending June 30, 2001 this amount paid to the founders amounted to $7,725 and a total of $26,535 for the development stage. Services include clerical support, rent; office supplies legal services, etc.

          Two of the founders of the Company are the majority shareholders of the company's current major customer.

          During the six month period ending June 30, 2001 one of the founders and a company that he is affiliated with have loaned the Company $4,000. This carries an interest rate of 12% and payable in one year.

NOTE 4    INCOME TAXES

          The benefit for income taxes from operations consisted of the following components. Current tax benefit of $45,000 resulting from a net loss before income taxes, and deferred tax expense $45,000 resulting from the valuation allowance recorded against the deferred tax asset resulting from the net operating loss. The change in the valuation allowance for the period ending June 30, 2001 was $45,000 carryforward will expire 2020.

          The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At the time the allowance will either be increased or reduced; Reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required. It is management's position that the deferred tax asset be recorded when there is positive evidence it will be realized.


NOTE 5    STOCK OPTIONS

          On January 20, 2000 the Board of Directors voted to issue stock options to one individual. The options are to be exercised at a price of $.01 per share. There were a total of 100,000 options to be exercised. All options were exercised on April 4, 2000. The options were granted for services rendered. The financial statements request a compensation expense of $99,000 for the difference between the exercise price and the fair value of the options.

                             ORGANIC SOILS.COM, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2001

NOTE 6    GOING CONCERN


          As of June 30, 2001 the Company had a net loss since inception, which raises substantial doubt about its ability to continue as a going concern.

          Management entered into an agreement with a company that is controlled by some of the founders of the Company to provide marketing and distribution services for the company's product, which is humus soil.

          The Company's ability to continue as a going concern is dependent upon successful public offering and ultimately achieving profitable operations. There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

====================================                  =========================
Until _____________, 2001, all dealers that
effect transactions in these securities, whether
or not participating in this offering, may be
required to deliver a prospectus.  This is in                   No Minimum
addition to the  dealers' obligation to deliver
a prospectus when acting as underwriters and               $240,000 Maximum
with respect to their unsold allotments or subscriptions.

      --------------------------------
                                                         Organic Soils.Com, Inc.




                                                           No Minimum Shares
                                                         160,000 Shares Maximum
                                                             Common Stock
                                                           $.001 Par Value



                                                          ---------------------
                                                               PROSPECTUS
                                                          ---------------------





No dealer, salesperson or other person has been
authorized to give any information or to make
any representations other than those contained
in this Prospectus and, if given or made, such
information or representations must not be
relied upon as having been authorized by Organic            _________ 2001
Soils. This Prospectus does not constitute
an offer to sell or a solicitation of an offer
to buy any of the securities offered hereby to
whom it is unlawful to make such offer in any
jurisdiction. Neither the delivery of this
Prospectus nor any sale made hereunder shall,
under any circumstances, create any implication
that information contained herein is correct as
of any time subsequent to the date hereof or that
there has been no change in the affairs of Organic
Soils since such date.
====================================

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company's charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

         The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with DML. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Organic Soils pursuant to the foregoing provisions, or otherwise, Organic Soils has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee       $             100.00
Printing Fees and Expenses                                        500.00
Legal Fees and Expenses                                        11,000.00
Accounting Fees and Expenses                                    5,000.00
Blue Sky Fees and Expenses                                       2000.00
Trustee's and Registrar's Fees                                   1000.00
Miscellaneous                                                     400.00
                                                             -----------
TOTAL                                               $          20,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         Upon incorporation, seven founders were issued common stock. Ray L. Smith was issued 1,990,000 shares at $0.001, Richard L. Strahl was issued 20,000 shares at $0.001, William Seidel was issued 20,000 shares at $0.001, Robert Strahl was issued 100,000 shares at $0.001, Natalie Shahvaran was issued 10,000 shares at $0.001, Melissa DeAnzo was issued 10,000 shares at $0.001, and Peter
R. Chernik was issued 10,000 shares at $0.001 per share for services. The issuances of these securities by Organic Soils did not involve a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to section 4(2). The securities bear a restrictive legend permitting the transfer thereof only upon registration of the securities or an exemption under the Securities Act.

         On April 4, 2000, pursuant to the terms of an option, Robert A. Strahl acquired 100,000 shares of Organic Soils' common stock for $0.001 per share.

         Under the terms of a private placement effectuated by Organic Soils in reliance on Regulation D, Rule 504, 140,000 shares of common stock of Organic Soils were sold to approximately 65 investors, and resulted in receipt by Organic Soils of $140,000. These shares were sold to a total of sixty accredited and five unaccredited investors. The proceeds from this offering were used for working capital, legal, accounting and consulting fees.

ITEM 27. EXHIBITS.

Exhibits.

SEC Ref. No.   Title of Document                                       Location

3(i)           Articles of Incorporation                               Attached
3(ii)          By-laws                                                 Attached
5              Legal Opinion included in Exhibit 23.1                  Attached
10             Material Contract - Distribution/Marketing Agreement    Attached
23.1           Consent of Peter R. Chernik                             Attached
23.2           Consent of Hawkins Accounting                           Attached
99             Subscription Agreement                                  Attached

ITEM 28. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of DML in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to:
     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, Organic Soils.Com, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf on ___________, 2001.

                                                  Organic Soils.Com, Inc.


                                                  By:  /s/ Ray L. Smith
                                                  President


                                                  By: /s/ Richard L. Strahl
                                                  Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the dates indicated.

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Ray L. Smith and Richard L. Strahl (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.

Dated: _______________, 2001                     __________________________
                                                 Ray L. Smith
                                                 Director and President

Dated: _______________, 2001                     __________________________
                                                 Richard L. Strahl
                                                 Director, Secretary & Treasurer

Dated: _______________, 2001                     __________________________
                                                 William S. Seidel
                                                 Director